UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 16, 2007

FIRST SOURCE DATA, INC.

(Exact name of registrant as specified in its charter)

Nevada

333-131621

20-1558589

(State or other jurisdiction

(Commission

   (IRS Employer

   of incorporation)

File Number)

Identification No.)

161 Bay St. - 27th Floor, Toronto, Ontario, Canada

    M5J 2S1

(Address of principal executive offices)

               (Zip Code)

Registrant’s telephone number, including area code   (416) 214-1516

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 16, 2007, our Board of Directors adopted a resolution amending our Amended Bylaws. Our Amended Bylaws are effective on July 16, 2007.

The following provisions have been changed by this amendment:

• The header on the first page of the Amended Bylaws now indicates that an amendment occurred on July 16, 2007.

• References to the ‘annual meeting’ or ‘annual meeting of shareholders’ have been changed to indicate the ‘general meeting’ or the ‘general meeting of shareholders’. In addition, references to the meeting being held ‘each year’ have also been removed. These changes have been made in Article II, sections 2, 4, 7, 10, and Article III, sections 1 (b), 3, 4, 6. Article II, section 2 has been revised to indicate that the general meetings of shareholders shall be scheduled consistent with the General Corporation Law of the State of Nevada, instead of ‘each year’ as was indicated previously.

• The first paragraph of Article II, section 3 has been revised to indicate that a special meeting of the shareholders can also be called by the President. The text indicating that a Vice-President can call a special meeting of shareholders has been removed. This paragraph has also been revised to indicate that a special meeting of shareholders can be called by shareholders holding at least one third of the votes entitled to be cast at the meeting, instead of ten percent or more of the votes as was previously indicated.

• The quorum for taking action at general shareholder meetings set out in Article II, section 6 has been changed to at least one third of the votes allowed to be cast at the meeting, instead of two members present in person or by proxy as was indicated previously.

• The quorum for taking action at meetings of directors set out in Article III, section 9 has been changed from a majority of the authorized directors to a majority of the directors then in office.

• The second paragraph of Article VII, section 3, which set out shareholder rights to inspect our minutes and accounting books on demand, has been deleted.

• Under Article VII, section 5, the requirement to provide an annual report to our shareholders not later than 120 days after the close of our fiscal year and the content requirements of the annual report have both been deleted. This section has been amended to provide that an annual report shall be sent to our shareholders in accordance with applicable state and federal laws.

• The requirement under Article VII, section 7 to exhibit our financial statements or provide a copy to any shareholder on demand has been deleted. The requirement under this section to provide recent financial statements upon request of any shareholder or shareholders holding five percent or more of the outstanding shares of any class of our stock has also been deleted.

• Article VII, Section 8, which previously provided that each year we would file a statement with the Nevada Secretary of State setting out the addresses of our directors and officers, a statement describing our principal business activities, and a designation of our agent for services of process, has been deleted.

• The first sentence of Article VII, section 4, has been deleted. This sentence indicated that transfers of our shares must be approved by our board until our shares became listed or quoted on a public stock exchange or quotation service.

• Article VII, section 6, 7, and 9 have been renumbered because previously Article VII omitted section number 5.

• Article VII, section 8 has been deleted. This section indicated that if any compensation paid to any of our officers, directors, or employees was disallowed as a tax deduction to us, then the recipient must repay the compensation to us. Article VII, section 9 has now been renumbered as section 8.

The foregoing description of the changes made to the Amended Bylaws is qualified in its entirety by, and made subject to, the more complete information set forth in the Amended Bylaws filed as exhibit 3.1, incorporated herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

3.1

Amended Bylaws as amended by Resolutions of the Board of Directors on July 28, 2005 and July 16, 2007

*  *  *  *  *

This report may contain forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Source Data, Inc.

(Registrant)

Date: July 16, 2007

/s/ Javed Mawji

 (Signature)

Name: Javed Mawji

Title: Chief Executive Officer